UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 12, 2007
VERTRUE INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-21527 (Commission File Number)	06-1276882 (IRS Employer Identification No.)

20 Glover Avenue Norwalk, Connecticut (Address of principal executive offices)		06850 (Zip Code)
Registrant’s Telephone Number, Including Area Code: (203) 324-7635
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
     On July 12, 2007, Vertrue Incorporated (the “Company”) issued a press release announcing that, at a special meeting of stockholders held on the same day, the Company’s stockholders voted to adjourn the meeting to consider the adoption of the Agreement and Plan of Merger, dated as of March 22, 2007, by and among the Company, Velo Holdings Inc. and Velo Acquisition Inc.(the “Merger Agreement”), providing for the acquisition of the Company by the Company’s management and an investor group consisting of One Equity Partners, Oak Investment Partners and Rho Ventures. The meeting was adjourned to permit the solicitation of additional proxies to adopt the Merger Agreement. The record date for stockholders entitled to vote at the reconvened meeting remains June 7, 2007. The special meeting of stockholders is scheduled to reconvene on Tuesday, July 31, 2007, at 9:30 a.m., Eastern Time, at the Stamford Marriott Hotel & Spa, 243 Tresser Boulevard, Stamford, Connecticut.
     A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits
99.1	Press release, dated July 12, 2007, issued by Vertrue Incorporated.

Page 2 of 4 Pages

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERTRUE INCORPORATED
Date: July 12, 2007	By:	/s/ George W. M. Thomas
		Name:	George W. M. Thomas
		Title:	Senior Vice President & General Counsel

Page 3 of 4 Pages

EXHIBIT INDEX

Exhibit No.	Description

(99.1)	Press release, dated July 12, 2007, issued by Vertrue Incorporated.